UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2007

US FARMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Rosecrans Street, Suite C San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 488-7775

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2007, the Registrant’s subsidiary, California Produce Exchange, Inc., (“CPE”) executed a sublease with U.S.A. Garlic & Spices, Inc. (“USA Garlic”).  USA Garlic executed a lease, (“Master Lease”) dated October 16, 2006 for approximately 14,500 square feet of cooler, dry storage, and office space within a larger facility in Los Angeles, California.  According to the Registrant, the facility was measured for cleaning purposes and was estimated to be in excess of 20,000 square feet.  The term of the Master Lease was for five years and CPE has agreed to sublease for the remaining term of the Master Lease, which will expire on October 31, 2011.  Additionally, CPE paid USA Garlic $30,000 as a security deposit, which will be returned after the conditions specified in the Master Lease are satisfied at the expiration of the lease.  USA Garlic agreed to pay $16,000 a month as well as any additional cost over $60,000, which the landlord agreed to cover, to update the refrigeration on the leased premises.  CPE has agreed to pay the same monthly rental terms to USA Garlic as described in the Master Lease.  A guaranty was also executed on the Master Lease by Mr. Shadfar, who is currently serving as the Vice President of Marketing for CPE.

A copy of the sublease agreement is attached hereto as Exhibit 10.12

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The Registrant recently updated their executive summary and a copy of that executive summary is attached here to as Exhibit 99.1.  The summary contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties.  There forward-looking statements are based on management’s expectations as of the date hereof.  The Registrant does not undertake any responsibility for the adequacy, accuracy, or completeness or to update any of these statements in the future.  Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

Section 8 - Other Events

Item 8.01 Other Events

On October 10, 2007, the Registrant issued a press release announcing the execution of the sublease with U.S.A. Garlic, Inc.  A copy of the press release is attached hereto as Exhibit 99.2.

On October 11, 2007, the Registrant issued a press release announcing that Yan Skwara, the Registrant’s CEO, would be a guest on Corporate Strategies Radio Show.  This press release incorrectly included a statement that “audited revenues of approximately $4.1 million for the two quarters ended June 30, 2007”, which as of June 30, 2007 the Registrant did not have “audited” financials but rather only unaudited reviewed financials.   A copy of the original press release is attached hereto as Exhibit 99.3.

On October 22, 2007, the Registrant issued a press release announcing a five year lease agreement for a nursery facility in Fallbrook, California.  A copy of the press release is attached hereto as Exhibit 99.4.

On October 23, 2007, the Registrant issued a press release providing an update concerning its facilities in Southern California as a result of the recent fires.  A copy is attached hereto as Exhibit 99.5.

On October 26, 2007, the Registrant issued a press release announcing its membership with San Diego Farm Bureau.  A copy is attached here as Exhibit 99.6.

On November 1, 2007, the Registrant issued a press release announcing its membership with Imperial Valley Farm Bureau.  A copy is attached hereto as Exhibit 99.7.

On November 5, 2007, the Registrant issued a press release announcing an upcoming interview with Yan Skawara on WallSt.net.  A copy is attached hereto as Exhibit 99.8.

On November 19, 2007, the Registrant issued a press release announcing its third quarter financial results.  A copy is attached hereto as Exhibit 99.9.

Section 9 – Financial Statements and Exhibits

Item 9.01  EXHIBITS

Exhibit Number	Description
10.12	Sublease Agreement between U.S.A. Garlic & Spices, Inc. and California Produce Exchange, Inc., dated October 2, 2007.
99.1	US Farms Executive Summary
99.2	Press Release Announcing Four Year Sub-Lease Agreement for Warehouse Facility in Los Angeles
99.3	Press Release Announcing Yan Skwara to be a Guest on Corporate Strategies Radio Show
99.4	Press Release Announcing Fiver Year Lease Agreement for a Nursery Facility in Fallbrook, California
99.5	Press Release Announcing an Update about Facilities in Southern California and the recent fires
99.6	Press Release Announcing the Membership with San Diego Farm Bureau
99.7	Press Release Announcing the Membership with Imperial Valley Farm Bureau
99.8	Press Release Announcing Interview with Yan Skwara on WallSt.net
99.9	Press Release Announcing Third Quarter 2007 Financial Results
99.10	Lease Agreement between 1995 East 20th Street, LLC and U.S.A. Garlic & Spices, Inc., dated 10/16/2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Farms, Inc.

By: /s/ Yan K. Skwara

Date: November 28, 2007

      Yan K. Skwara, Chief Executive Officer

Exhibit 10.12

SUBLEASE AGREEMENT

This Sublease Agreement (the “Sublease”) is made and effective October 2, 2007, by and between U.S.A. Garlic & Spices, Inc., a California corporation (“Sublessor,”) and California Produce Exchange, Inc., a California corporation (“Subtenant.”)

Sublessor is the tenant in a lease agreement dated October 16, 2006 with 1995 East 20th St., LLC, a California limited liability company (“Landlord”) for a term ending October 31, 2011 (the “Master Lease.”)  A copy of the Master Lease is attached hereto and herein incorporated by reference.  The property leased to Sublessor in the Master Lease is referred to as the “Leased Property.”

Sublessor now desires to sublease the Leased Property to Subtenant, and Subtenant desires to acquire the sublease.

NOW, THEREFORE, for value received by each of the parties hereto, the receipt and sufficiency of which are hereby respectively acknowledged, and in consideration of the mutual agreements of the parties, it is agreed:

1.  Sublease.

A.  Sublessor agrees to sublease the Leased Property as follows:

Sublease Term: entire term of Master Lease

Monthly Sublease Rent: same as Master Lease

B.  Subtenant shall pay the rent to Sublessor not later than the first day of each month.  Rent payments shall be made to the address for Sublessor below or such other address that Sublessor may identify to Subtenant from time to time.  Subtenant shall also pay to Sublessor any other amount or charge that Sublessor is obligated to pay under the Master Lease that arises or is attributable to Subtenant’s occupancy such as, but not limited to, charges for garbage, water, sewer, utilities, maintenance and refuse removal.  Such charges shall be paid within ten days of Sublessor’s statement.  Subtenant shall be responsible for procuring and paying for any utilities or services not provided by landlord pursuant to the Master Lease.

2.  Obligations Under Master Lease.

Subtenant agrees to comply with the terms of the Master Lease and shall not do or permit to be done anything that would constitute a breach or default of Sublessor’s obligations in the Master Lease.  Sublessor agrees to comply with all of Sublessor’s obligations in the Master Lease.  Sublessor agrees timely to pay rent and other charges due under the Master Lease and, provided Subtenant is not in breach or default of any obligation in this Sublease, shall not do anything to disturb Subtenant’s use of the Leased Property pursuant to this Sublease.

3.  Security Deposit

       Subtenant shall pay Sublessor $30,000 as a security deposit that shall be returned when the conditions precedent in the Master Lease for the return of the security deposit are met.

4.  Indemnification.

A.  Subtenant will indemnify, protect, defend and hold Sublessor harmless from and against any and all loss, cost, damage and expense arising out of or in any way related to a breach or default of Sublessor’s obligations in the Master Lease by Subtenant.

B.  Sublessor will indemnify, protect, defend and hold Subtenant harmless from and against any and all loss, cost, damage and expense arising out of or in any way related to a breach or default of the Master Lease by Sublessor.

5.  Notices.

Any notice given in connection with this Agreement, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery service as follows:

If to Sublessor:

U.S.A. Garlic and Spices, Inc.

[address]

If to Subtenant:

California Produce Exchange, Inc.

[address]

6.  Headings.

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed as of the date first above written.

                                 SUBLESSOR:

  U.S.A. GARLIC & SPICES, INC.,

                                 a California corporation

  Dated: October 6, 2007

                                 By: /s/ Kevin Bai  [sign]

                                 Its:    President, Kevin Bai[print name]

                                   SUBTENANT:

     CALIFORNIA PRODUCE EXCHANGE, INC.,

     a California corporation

  Dated: October 19, 2007

                                  By: /s/ Yan Skwara  [sign]

                                  Its:    President, Yan Skwara [print name]

                                   LANDLORD’S CONSENT

The undersigned, as owner and holder of all right, title and interest of Landlord under the Master Lease hereby consents to the foregoing assignment.

                                    1995 EAST 20th ST., LLC, a

                                    California limited liability company

  Dated: October 10, 2007

                                 By: /s/ Doug Weitman [sign]

                               Its:    Managing Partner, Doug Weitman [print name]

Exhibit 99.1

Executive Summary

US Farms, Inc.	**San Diego, CA**
NASDAQ OTC Symbol	**USFI.OB**
Recent Stock Price	**$0.47***
52 Week-Range	**$0.94 - $0.30**
Market Capitalization	**$18.6 million**
Shares Outstanding (approx)	**39.6 million**
Insider Ownership (approx)	**12%**
Public Float (approx)	**4.1 million**
3 Month-Average Volume	**38,228**

***Stock Price Quote based on close 11/09/07**

Contact Information

US Farms, Inc.
Yan K. Skwara, Chief Executive Officer
1635 Rosecrans Street, STE C
San Diego, CA 92106
Phone: 858-488-7775
Fax: 858-488-2828
Email: investor.relations@usfarmsinc.com
Website: www.usfarmsinc.com

USFarms, INC.

Company Overview – *www.usfarmsinc.com*

California Produce Exchange, Inc. (CPE)	Grows and distributes produce (asparagus, tomatoes and garlic) through retail and wholesale distribution channels in the Continental United States. CPE produce is sold in supermarkets and to restaurant suppliers and food processors.
American Nursery Exchange, Inc. (ANE)	Grows and markets potted plants through wholesale distribution channels throughout North America. ANE plants are sold in supermarkets, garden and home improvement centers, landscapers and through direct mail.
American Aloe Vera Growers, Inc. (AAVG)	Grows packs and ships Aloe Vera plants, produce and bulk leaves through wholesale and retail channels throughout North America. AAVG products are sold in supermarkets, garden and home improvement centers, landscapers and retail outlets.

This report contains forward-looking statements. US Farms, Inc. desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all forward-looking statements. Several important factors, in addition to the specific factors discussed in connection with such forward-looking statements individually, could affect the future results of US Farms, Inc. and could cause those results to differ materially from those expressed in the forward-looking statements contained herein.

USFarms, INC.

Management believes the following competitive strengths should enable the company to adjust to challenges in its business and to capitalize on future growth opportunities:

- **High Quality Products and Value-Added Services**. USFI believes it delivers value to its customers by providing high-quality products and value-added services.
- **Growing Market Positions**. USFI believes that it will continue to grow share in the market positions of its business segments.
- **Competitive Supply**. USFI believes that it is able to produce and/or source its agricultural products and deliver them to customers at competitive costs.
- **Strategic Focus**. USFI believes that strategic acquisitions will add significant growth potential and value creation.

Agribusiness Overview

U.S. agriculture is a diverse economic sector accounting for nearly one-fifth of the US gross national product, employing close to one-fourth of the US labor force and operates in a highly competitive global context. The following are select statistics for the market segments in which US Farms competes:

- U.S. markets for fresh fruits and vegetables have been transformed in the past decade. Consumers are purchasing more produce, more exotic varieties, and more convenient portions and packaging. The implications of consumer demand filter through the marketing chain.
    - In 2006, California fresh market was asparagus production value was $71 million which was down 12% from 2005 due to weather and a reduction in harvested acreage from the 2005 season.[1]
    - Globally, China is by far the largest producer of garlic, producing over 75 percent of world tonnage[2]. The United States ranks fourth behind India and the Republic of Korea. In the United States, the majority of fresh and processing garlic production and acreage is concentrated in California. At the farm level, the U.S. garlic crop is valued at about $200 million[3].
    - In 2006, nearly 2 million tons of commercial fresh-market tomatoes were produced in the United States with production valued at $1.4 billion, the second highest ranked fresh market vegetable behind lettuce ($2.1 billion)[4].
    - In 2006, nearly 10.7 million tons of processing tomatoes were produced in the United States with production valued at $758 million.[5].
- The nursery and greenhouse industry represents $15 billion, and is the fastest growing segment of the U.S. horticulture market of $45 billion.[6] Domestic consumption reached $6.2 billion in 2005, representing a wholesale consumption of $56 of floriculture (flowering plants) per domestic household[7].
    - Potted flowering plants represented $809 million
    - Potted foliage plants represented $652 million
- Products containing Aloe Vera represent in excess of $110 billion in annual revenues globally with approximately $34 billion in the US alone[8].

---

1 California Vegetable Review, National Agricultural Statistic Service

2 Food and Agricultural Organization of the United Nations (FAO)

3 Economic Research Service/USDA

4 Economic Research Service/USDA

5 Economic Research Service/USDA

6 U.S. Department of Agriculture, Economic Research Service

7 U.S. Department of Agriculture's National Agricultural Statistics Service

8 International Aloe Science Council

USFarms, INC.

California Produce Exchange, Inc. – High-value produce

SUPPLIES QUALITY CALIFORNIA PRODUCE EXCHANGE BRANDED PRODUCE TO OUR CUSTOMERS WORLDWIDE

Fresh Market Asparagus

Asparagus has been grown in the United States since colonial times but commercial production did not begin until the mid 1800s. Asparagus is a high-value, labor-intensive perennial vegetable crop. Essentially all of the U.S. commercial production occurs in California, Michigan and Washington and it is harvested primarily in the January to June period. Complemented by off-season imports mainly from Mexico and Peru, fresh asparagus may be found year round in local markets.

In 2006, California fresh market was asparagus production value was $71 million which was down 12% from 2005 due to weather and a reduction in harvested acreage from the 2005 season.[9]

About 74 percent of the asparagus produced in the United States is intended for fresh market uses. The remainder of the crop is frozen or canned. Most U.S. fresh market asparagus production is of the dark green form, with only minimal production of white (blanched) or light green asparagus, which are produced in the absence of sunlight. In addition to blanching, value-added for asparagus includes the processing of asparagus for pickling which can bring growers a price premium and can be sold in winter months when prices are higher given lower supply.

Fresh Garlic

Garlic falls into three broad product segments—fresh-market, dehydrating, and seed stock—with each differentiated by the way the crop is grown, handled, and used. About a fourth of all U.S. garlic is sold as fresh-market produce. Under average market conditions, there is little overlap among these three markets, although some lower grade fresh-market garlic is occasionally sold to dehydrators. Changes in relative market prices and stock levels can prompt some shifting of sales between the segments, particularly between fresh and processing markets. Nearly all commercial garlic production is grown under contract between grower and buyer. Much of the commercial product is shipped to specific locations from which it is either processed for dehydration or moved to fresh market retail sales.

Globally, China is by far the largest producer of garlic, producing over 75 percent of world tonnage[10]. The United States ranks fourth behind India and the Republic of Korea. In the United States, the majority of fresh and processing garlic production and acreage is concentrated in California. At the farm level, the U.S. garlic crop is valued at about $200 million[11]. California accounts for 82 percent of total U.S. area harvested, followed by Oregon with 14 percent and Nevada with 4 percent. The share of U.S. consumption produced domestically has continued to decrease, from 82 percent in 1990 to 56 percent in 2006.

---

9 California Vegetable Review, National Agricultural Statistic Service

10 Food and Agricultural Organization of the United Nations (FAO)

11 Economic Research Service/USDA

USFarms, INC.

Fresh Market Tomatoes

In 2006, nearly 2 million tons of commercial fresh-market tomatoes were produced in the United States with production valued at $1.4 billion, the second highest ranked fresh market vegetable behind lettuce ($2.1 billion)[12]. Florida typically outpaces California fresh market production in terms of acres harvested, higher yields and pounds produced, as well as higher season-average prices. Prices for fresh tomatoes are especially sensitive to surplus and shortages of supply, causing variability in prices

Florida and California are the top two fresh-tomato producing states in the United States, together comprising over two-thirds of total U.S. fresh tomato acreage. In California, fresh tomatoes are grown in several counties during all seasons except winter. San Diego County is the leading producer in the spring and fall, while Fresno County dominates summer production. Conversely, tomato production in Florida lasts from October to June with predominant periods of production in April and May and again from November to January. During the winter season, California's off-season, fresh tomatoes from Mexico are imported to provide the western United States with fresh tomatoes. The majority of Florida's winter crop is shipped and consumed in the eastern United States. Today, imports compliment seasonal production differences within the United States, enabling fresh market tomatoes to be sold in grocery stores year-round.

Market Trends

U.S. markets for fresh fruits and vegetables have been transformed in the past decade. Consumers are purchasing more produce, more exotic varieties, and more convenient portions and packaging. The implications of consumer demand filter through the marketing chain. The foodservice sector has stepped up as buyers of fresh fruits and vegetables, while merchant wholesalers have declined in importance. Retail companies have grown larger, with mass merchandisers (e.g., Wal-Mart) more active in food marketing and supermarket chains undergoing mergers and pursuing acquisitions of new stores. Purchasing strategies have also changed, with retailers and wholesalers now asking grower-shippers to provide additional services and fees, including marketing fees and inventory services.

Products and Marketing

Fresh Market Asparagus

The Company Grows, hand picks, packs and ships fresh "early season" asparagus between January and March in Imperial, CA. It is the only grower competing in fresh market asparagus in the"early season". In 2007, the Company utilized a broker to handle sales and distribution of its asparagus crop.

- Asparagus is 3-5 year crop with 15 months to initial cut
- Crop growing cycle is Apr-Mar with harvesting from Jan-Mar
- Orders are pre-booked 7-10 days in advance and once harvested is packaged and shipped within hours
- Receivables are net 21
- Sales are through in-house sales reps or brokered

Fresh Garlic

Starting Q4-2007 the Company will source and distribute fresh garlic to grocery stores, food processors and wholesalers throughout the United States.

- Garlic to be sourced in China with large buys (paid in advance) necessary to secure pricing
- Properly stored in refrigerated coolers, inventory has shelf life of up to 1 year-inventory turns 4 times annually
- Product payment terms are 21 days-Receivables are net 30
- Sales are through in-house sales reps or brokered

Fresh Market Tomatoes

Sources and distributes fresh market tomatoes to grocery stores, food processors and wholesalers throughout Southern California. Expansion to the entire Southwest US is planned in 2008/2009.

- Tomatoes sourced in California and Mexico depending on the season

12 Economic Research Service/USDA

USFarms, INC.

- Buys are by the truckload and are sold and delivered with several days
- Product payments are COD-Receivables are net 30
- Sales are through in-house sales reps or brokered

Agency Contracts

The Company is targeting Q4-08 to begin fulfilling Federal & State produce and food contracts through a strategic alliance. Initially, the intent is to support the contracts through brokering operations; however, the Company intends to enter into growing agreements with established growers to support these contracts in 2008 and beyond.

- Produce and food sourced regionally depending on season
- Product payment terms are 21 days-Receivables are net 30
- Contracts are negotiated through a direct government contractor

Facilities and operations

The Company currently operates/leases the following facilities:

- 140 acres of land in Imperial Valley for growing and distributing asparagus
- Cooler and dock facility in Vista CA for distribution of Tomatoes
- Cooler and dock facility in Los Angeles CA for distribution of Garlic

Competitive Landscape

The competition for our produce products is intense and local, regional and international in scope. However, management believes that its experienced sales staff, customer service levels and geographic location will provide competitive advantages.

American Nursery Exchange, Inc. – Specializing in select plant varieties

AMERICAN NURSERY EXCHANGE, INC.

14 ACRES IN RAINBOW, CA

Market Segment

The U.S. is the world's largest producer and market for nursery and greenhouse crops and these crops represent an important and unique segment of agriculture whose impact is felt on the national, state, and community level. In terms of economic output, nursery and greenhouse crops represent the third most important sector in US crop agriculture, ranking seventh among all commodities in cash receipts, and among the highest in net farm income.

USFarms, INC.

California still leads the industry in floriculture sales with $1 billion, followed closely by Florida with $976 million in 2005. The nursery business is comprised of approximately 60,000 primarily small and regionally based growers[13].

- Domestic consumption reached $6.2 billion in 2005, which translates to an average $56 (wholesale) of floriculture crops purchased by each U.S. household.
- The share of imports in floriculture consumption remains at 14.1 percent, which is lower than the 16.2 percent a decade ago.
- The fastest growing crop group was potted foliage plants for indoor or patio use, maintaining a 5 percent increase in 2005 and has averaged 5 percent since 2003.
- Sales of potted foliage plants increased by 7 percent in sales to $65.2 million, but foliage hanging baskets dropped 10 percent in sales to $68.9 million.

Market Trends

Sales of nursery products have been positively affected by societal and demographic trends, such as increases in homeownership, the aging of the American population and the increasing popularity of gardening. Recent trends in the retail distribution channel, such as the expansion of large "big box" retailers and their growing emphasis on the lawn and garden category, have increased consumer exposure to lawn and garden products. Management believes these trends will favorably impact the Company and provide excellent opportunities for growth.

The production of floral and nursery crops in the United States is increasingly capital-intensive. Two major industry trends are driving this shift.

- Growth of mass-market sales in big discount stores and supermarkets is encouraging crop specialization and price competition among growers. Fewer crop varieties are grown in larger quantities. Thus, more automated and year-round greenhouse production is required. High-priced land closer to urban areas dictates space-intensive production. U.S. growers also outsource or import some production components, such as unrooted seedlings or plant cuttings from foreign producers in Central America and Mexico.
- Contract production, growers switching to floriculture from more traditional agricultural commodities and imports are also shaping the U.S. floral industry. Many former tobacco farmers in the Southeast have contracts to produce floral crops for large retailers such as Home Depot and Wal-Mart. Other farms are switching from vegetable and livestock production to higher value ornamental crops. In addition, imports of poinsettias and other flowering plants are rising as retailers contract with foreign growers in Canada, Mexico, and Costa Rica. More U.S. companies also invest in or purchase flower farms in South America to supply the U.S. market.

Products and Marketing

ANE markets and sells to independent or chain garden centers, home centers, mass merchants; drug and grocery chains; wholesalers; landscapers; and large end-users like hotels, office parks, and golf courses. Sales are usually by a direct sales force who has established relations with large buyers. Marketing is through numerous trade shows, advertising in trade publications, catalogs, and direct mail. Close planning with large buyers is required to ensure that the right product mix is produced, but demand for different products can vary substantially from year to year. Large growers like Hines and Color Spot use sales merchandisers who provide in-store service to large customers, including in-store display maintenance, restocking, promotions, and consumer information.

13 U.S. Department of Agriculture's National Agricultural Statistics Service

USFarms, INC.

Jade

Commonly known as jade plant or friendship tree, jade is a succulent plant that sometimes has small pink or white flowers. Jade plants are popular as houseplants around the world. They are propagated by stem or leaf cuttings. As succulents, they require very little water in the summer, and none in the winter, and will grow in full sun to light shade. This product will be grown in a contracted 14 acre frost free facility which can be expanded as volume dictates.

- Jade reaches salable age in 90 days
- Sales are usually pre-booked 60 days in advance of shipment
- Product receivables are net 30
- Sales are through in-house sales reps or brokered

Exotic palms/Cycads

Although once abundant across the globe, cycads are now greatly reduced in both numbers and distribution. There are now about 250 species in 11 genera, compared to possibly 300,000 species of flowering plants, the group that now dominates the world vegetation. All cycads are tropical or subtropical and each genus has a restricted geographical range. These rare varieties will be sold directly to interior landscapers, hotels and high end retail establishments.

- These plants reach salable age in 1-3 years depending on variety
- Products are high dollar-high margin items
- Product receivables are net 30
- Sales are through in-house sales reps or brokered

<u>Competitive Landscape</u>

The competition for our nursery products is significant and includes Hines Horticulture, Inc, and Color Spot Nurseries, Inc.; however, management believes that its focus on high end palms and cycads for landscape/interscape and jade plants will provide competitive advantages.

<u>Facilities and operations</u>

To benefit from economies of scale, ANE and CPE will share a cross-docking warehouse. This facility will house the sales and distribution operations for both subsidiaries and enable the Company to reduce freight costs. The warehouse will include sufficient cooler capacity for fresh produce as well as packing and shipping operations for consistent, daily inventory turnover.

2 ACRE SHADEHOUSE

USFarms, INC.

American Aloe Vera Growers, Inc. – Large US grower

AMERICAN
ALOE VERA GROWERS, INC.

5 ACRE ALOE FACILITY IN SANDIEGO, CA

Aloe Market

Products containing Aloe Vera represent in excess of $110 billion in annual revenues globally with approximately $34 billion in the US alone[14]. Industries utilizing Aloe include:

- Pharmaceutical -Aloe and Aloin are used in numerous product formulations.
- Cosmetics-Aloe is used in the production of liquid soap and solid soap, deodorants, antiperspirants, cleansing creams, night creams, bath gel and gel for hands and body cleaning.
- Dietary Supplements & Health Food-Aloe is used in juice, capsules, food additive and produce.
- Cleaning Products-Aloe is used in detergents, deodorizers and bath cleansers.

Aloe Vera History and Background

Aloe Vera (Aloe) is a semi-tropical plant with a history dating from biblical times. The plan has thick, tapered spiny leaves that grow from a short stalk near the ground. A member of the lily family, known as Aloe barbadensis, it is related to other members of the lily family which include onions, garlic, asparagus and turnips. Its spring blooms resemble the Easter lily. The native Aloe gets it's remarkable therapeutic properties from more than 200 biologically active compounds.

Over 250 species of Aloe are grown worldwide, however twospecies are commercially grown today (Aloe barbadensis Miller and Aloe aborescens). Aloe cannot survive freezing temperatures, and therefore is grown in the Rio Grande Valley of South Texas, Florida and Southern California. Internationally, Aloe is grown in Mexico, the Caribbean, Central and South America, Australia, the Pacific Rim, India and Africa.

The biochemical properties of Aloe such as its moisturizing and penetrating properties are well known, but its analgesic properties although acknowledge in folk medicine, have not been clearly defined through controlled scientific research and testing.

Consumer Awareness & Market Trends

Aloe has one of the highest levels of recognition for herbs among the public and the fact that it has such a wide range of applications makes it an excellent selling point. Continuing research on aloe's medicinal properties by prominent labs around

14 International Aloe Science Council

USFarms, INC.

the world has raised consumer awareness of aloe's benefits. However, a large portion of the population is still unaware of aloe's benefits as a nutraceutical or functional food. As research further defines the biological activities of aloe it is establishing aloe as a multifunctional medicinal supplement and functional food.

Aloe use as a supplement in beverage form is the strongest growth area. Aloe should be considered a functional food. By definition, a functional food has physiological effects above and beyond its nutritional benefits and aloe has displayed those characteristics. The latest trends in the aloe market are geared toward aloeceuticals, which blend aloe with other supplements and herbs.

Products

As one of the largest domestic growers of Aloe, AAVG has established a "standard of excellence" which includes research, scientific farming and state-of-the-art processing which delivers among the purest, biologically active and most dependable products available in the market. AAVG currently grows, harvests and markets:

Premium branded plants

AAVG Grows packs and ships 3", 4" and 6" potted plants for houseplants. An Aloe plant generates between 20 and 30 "pups" annually. These are harvested, repotted and are ready for market in 60 days or less. This product line is sold directly through large regional retailers or brokered to other regional and national wholesalers and retailers.

- Product receivables are net 30
- Inventory turns 4 times annually
- Sales are through in-house sales reps or brokered

Produce

Aloe leaves are picked, cleaned, packaged and transported to market daily. This product is available in health food retailers and grocery stores and sold principally through brokers and regional distributors.

- Produce receivables are net 30
- Produce is picked and shipped in several days with 1 week of inventory on hand
- Sales are through in-house sales reps or brokered

Bulk leaf products

Aloe leaves are picked, cleaned, packaged and transported to processors. This product is marketed and sold by the ton to customers in the nutraceutical and cosmetics industries for use in dietary supplements, gels, creams and other personal care products.

- Produce receivables are net 30
- Produce is picked and shipped to order (no standing inventory)
- Sales are through in-house sales reps or brokered

USFarms, INC.

Facilities and Operations

AAVG currently has over 600,000 Aloe plants growing on 70 acres in Imperial Valley, CA. Growing capacity can be increased as market demand grows.

Nursery operations consist of 100,000 square feet of covered greenhouse in San Diego, CA which can support a 600,000 plant inventory. Current plant inventory is approximately 150,000 units.

70 ACRES OF ALOE VERA PLANTS
IN THE IMPERIAL VALLEY, CA

Competitive Environment

The competition for our aloe leaf is primarily from Mexican growers. Competition for our potted aloe plants is from very small regional growers. Management believes it has significant competitive advantages in this segment due to climate, an irrigated crop which provides superior product, and logistics as the aloe is grown in California.

Customers

Our most recognized Brokered / Direct Customers

NURSERYMEN'S EXCHANGE, INC. Nurseryman's Exchange is a national broker for small to large grocery store and home center chains in the United States and Canada

SAFEWAY Ingredients for life. | Stater Bros. | Publix. | TRADER JOE'S

THE HOME DEPOT | 99¢ only 1982 2007 25th Anniversary

USFarms, INC.

Management Team

Yan Skwara, Chief Executive Officer and Chairman of the Board of Directors, is the Founder and CEO of US Farms, Inc. During Mr. Skwara's 18 years on Wall Street he was a NASD Registered Representative and an Investment Banker. He has had Investment Banking experience managing both small and large cap market portfolios and expertise in Mergers and Acquisitions. He served as Vice President of Investments at AG Edwards and Executive Vice President of Whale Securities during his tenure on Wall Street. Mr. Skwara has over 10 years experience managing early stage private and public companies. Mr. Skwara is responsible for overseeing the acquisition of companies and inventories while managing the internal growth of the company. He has been instrumental in raising capital, hiring experienced management and increasing shareholder value. Under his guidance, US Farms, Inc. has reached and exceeded sales and earnings projections quarterly.
In 1997, Mr. Skwara founded a Sports Marketing business which owned and operated the San Diego Flash, Professional Soccer team. In 2006, Mr. Skwara entered the agriculture business and entered the Nursery and Farming business, whereby the company name was changed to US Farms, Inc. A native of Los Angeles, CA, Mr. Skwara attended California State University, Los Angeles and played professional soccer in Europe and the U.S. from 1983 to 1989. He is an avid runner and supporter of the San Diego Flash Youth Soccer Team.

Darin Pines, Chief Operating Officer, has over 18 years experience in farm and nursery operations. He has been instrumental in the acquisition of both the farm and nursery properties, the strategic restoration of the nursery, development and planting of the Imperial Valley Aloe Vera acreage, and establishing the Company's proprietary farming techniques which have provided superior quality and yield. In addition, Mr. Pines has overseen the successful targeting, acquisition and integration of Samlis, Inc. and USA Garlic & Spice, Inc. enterprises into US Farms. He began his career in 1988 with Carlsbad Floral Exchange Inc. where he was responsible for managing multiple nursery facilities, business development and customer retention initiatives.

Donald Hejmanowski, Director/Consultant, has over 25 years of experience in the financial markets. In 1980, he began a career in the brokerage community, going on to serve in various positions in the investment world, including stockbroker, branch manager, vice president of trading operations and as a principal of a firm. In 1990, Mr. Hejmanowski left the brokerage community to work directly for public companies, and with private companies seeking to go public. His work has included corporate capital structure, mergers and acquisitions. Mr. Hejmanowski has served on the board of directors of 3dShopping.com, an American Stock Exchange listed company, and four companies listed on the Over-the-Counter Bulletin Board: from January 2001 to February 2002, Mr. Hejmanowski served on the board of NuTek, Inc.; from February 2001 to November 2001, he served on the board of NetCommerce, Inc. and from December 2001 to May 2003, he served on the board of Photonics, Inc. He has also served on the compensation committee and audit committee for 3dShopping.com. Currently, Mr. Hejmanowski serves as a director of LitFunding Corp. from June 2005 to September 2006 Mr. Hejmanowski has also served as an officer or director of five start-up private entities. In 1981, he earned his Bachelor of Science degree in finance and a Bachelor of Arts degree in economics from Eastern Illinois University.

Sam Nucci, Vice President of Sales & Marketing Tomatoes & Food Service, is leading the sales and marketing functions of the Tomato and Food Service operations. Mr. Nucci has over 28 years of professional experience in various sales and marketing capacities in the produce space. Prior to joining US Farms, Inc., Mr. Nucci served as President at Samlis, Inc. He began his career at Carlsbad Tomatoes while still in high school, and later at Agri Sales which was eventually acquired by Cal Fruit.

Iraj Shadfar, Vice President of Sales & Marketing Garlic, is leading the sales and marketing functions of the Fresh Garlic operation. Mr. Shadfar has over 25 years of professional experience in the fresh garlic space. Prior to joining US Farms, Inc., he served as President of USA Garlic & Spice and California Sunshine. Prior to 2001, Mr. Shadfar founded and operated a large European garlic distribution company headquartered in Germany.

Neal Ford CPA, Interim Corporate Controller, has over 20 years of experience in corporate and public accounting environments. From 2003 to 2006 he was a Financial Consultant for a $90 million manufacturer of dietary supplements. From 2001 to 2003, Mr. Ford was a Financial Consultant with a CFO Strategies, LLC where he provided clients CFO/Controller level services including industry specific engagements at Color Spot Nurseries and Am-Sod, Inc. From 1999 to 2001 Mr. Ford acted as Corporate Controller for MediaDNA, Inc., a developmental stage company, which was designing digital rights management (DRM) technology and search engine optimization/ranking software. Prior to this, Mr. Ford held financial management positions in diverse companies including Booz, Allen & Hamilton, Fisher-Price, Jungle Rags, Moss-Adams, and Performance Plastics. Mr. Ford earned a BS in Business Administration with double majors in accounting and marketing from the University of Maryland. He is a Certified Public Accountant in the State of California; status active.

Exhibit 99.2

US Farms, Inc. Signs Four Year Sub-Lease Agreement for 20,000 Square Foot Produce Warehouse Facility Located in Los Angeles
Wednesday October 10, 6:00 am ET

SAN DIEGO, CA--(MARKET WIRE)--Oct 10, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News) today announced it has signed a four-year sub-lease agreement for a 20,000 square foot Produce Warehouse facility through its wholly owned subsidiary, California Produce Exchange, Inc. This Facility is located near the Los Angeles Produce Market, the heart of the produce business on the West coast and will be used exclusively for the company's Produce business.

Yan K. Skwara, President of US Farms, Inc., stated, "This facility will serve as the Company's Southern California Produce hub. This lease is critical in enabling our Produce business to grow and expand our distribution in the LA area as well as service our existing Produce customers. This facility will be a significant distribution point for the Produce food service side of our business and our West coast center for all Garlic sales."

About US Farms, Inc.

US Farms, Inc. is a diversified agriculture company. The company has commenced the production and distribution of horticultural products through a number of subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with produce products that include Aloe Vera, Asparagus, Tomatoes and Wheat grass. In 2007 the company plans to add over 100 specialty niche produce items to it offerings.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     800-845-9133

     Or 858-488-7775

     Pan American Relations

     Chuck Cibulka

     858-213-4153

Exhibit 99.3

Yan Skwara, CEO and President of US Farms, Inc. to Be a Guest on Corporate Strategies Radio Show
Thursday October 11, 5:23 pm ET

SAN DIEGO--(BUSINESS WIRE)--Yan Skwara, CEO and President of US Farms, Inc. (OTCBB: USFI - News) will be a guest on the Corporate Strategies radio show airing Friday from 9:00am-11:00am ET, 6:00am-8:00am PT. US Farms is one of the largest U.S. growers of Aloe Vera and a leading winter supplier of asparagus. They also handle an aggressive year-round brokerage of tomatoes and garlic in the United States, as well as expanding nursery operations. US Farms has audited revenues of approximately $4.1 million for the two quarters ended June 30, 2007 (roughly Q1 - $1.8 million, Q2 - $2.3 million). They currently broker over 80 produce items (vegetables and fruits) through multiple wholly owned subsidiaries. Almost all of their crops are grown in the Imperial Valley of California, and nursery operations are just outside San Diego.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

About "Corporate Strategies with Tim Connolly" -- "Corporate Strategies with Tim Connolly" is live talk radio...with the Titans of Business who move financial markets! The Executive Producer Jan Carson is an award winning journalist with more than 25 years experience as a top rated television news anchor and reporter for NBC, ABC and CBS network affiliates. "Corporate Strategies with Tim Connolly" features financial experts from across the nation providing the latest intelligence on equities, income investments, and a variety of risk, equity and option strategies.

You can listen to this show broadcast live at the www.corporate-strategies.net website or at the Princeton Research, Inc. website www.princetonresearch.com.

This release is for informational purposes only and not intended to constitute an offer to buy or sell securities. This report also contains what might be construed to be "forward looking statements."

Contact:

Princeton Research, Inc.

Mike King, 702-650-3000

Exhibit 99.4

US Farms, Inc. Signs Five-Year Lease Agreement for Five Acre Nursery Facility in Fallbrook, California
Monday October 22, 6:00 am ET

SAN DIEGO, CA--(MARKET WIRE)--Oct 22, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News) today announced it has signed a five-year lease agreement for approximately 5 acres through its wholly owned subsidiary American Nursery Exchange, Inc. This Nursery Facility is located in Fallbrook, CA and will be used for the company's Jade Plant production and stock fields.

Yan K. Skwara, President of US Farms, Inc., stated, "This is our third leased out Nursery facility in San Diego County that we have locked up to insure the Company's continued future growth in the Nursery space. With the best plant growing climate conditions in the country, we have strategically identified and added this 5-acre nursery to complement our existing facilities which include our 5 and 15-acre nursery in Valley Center, CA and Rainbow, CA. This newly leased facility alone can conservatively add an additional $500,000 in revenue over the next twelve months to our top line with profits in the 30% range. It will also enable US Farms, Inc. to be one of the largest Jade Plant growers in the US, which are sold in numerous retail nurseries across our region."

About US Farms, Inc.

US Farms, Inc. is a diversified agriculture company. The company has commenced the production and distribution of horticultural products through a number of subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 ext 101

     Fax: 858-488-2828

     Pan American Relations

     Chuck Cibulka

     858-213-4153

Exhibit 99.5

US Farms, Inc. Provides Facilities Update in Regards to Recent Southern California Firestorm
Thursday October 25, 9:35 am ET

SAN DIEGO, CA--(MARKET WIRE)--Oct 25, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News), a diversified commercial Farming and Nursery Company, today commented on the impact the recent firestorms in Southern California has had on current operations:

Yan Skwara, President and Chief Executive Officer, US Farms, Inc. stated, "In light of the recent devastating fires which have destroyed thousands of homes and businesses, and displaced hundreds of thousands of our neighbors throughout Southern California, US Farms, Inc. is lucky to have been spared any fire damage to our buildings, nurseries, and crops. We are truly saddened by this calamity within our community and on behalf of our employees and their families and management we send our thoughts and prayers to all of our neighbors not as lucky as ourselves. Our deepest gratitude and thanks goes out to the brave hard working men and women firefighters and support personnel whose dedication and devotion has assisted in the prevention of destruction of life and property."

Skwara further stated: "Management has been monitoring the Southern California Firestorm and has determined that the assets of US Farms, Inc., including inventory, warehouse and greenhouse facilities, and offices as listed below are safe from the fire and out of its path of destruction at this time. Business continues as usual. We would like to thank our concerned customers and shareholders whose phone calls and emails wishing us well have been much appreciated."

US Farms Inc. facilities include:

Valley Center, California: American Nursery Exchange -- 100,000 sq. foot Greenhouse Facility - growing Aloe Vera plants and Palm Trees

Rainbow, California: 14 acres -- Shade house and Palm inventory

Fallbrook, California: 5 acres -- Nursery flat ground

Imperial Valley: 210 acres -- Farmland growing Asparagus, Tomatoes, and Aloe Vera

Vista, Ca: Sammy's Produce -- 8000 sq. foot Produce Warehouse -- Tomatoes

Downtown San Diego -- Corporate Offices

About US Farms, Inc.

US Farms, Inc. is a diversified Farming and Nursery company. The company has commenced the production and distribution of horticultural products through a number of subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 ext 101

     Fax: 858-488-2828

     Pan American Relations

     Mr. Chuck Cibulka

     858-213-4153

Exhibit 99.6

US Farms, Inc. Formalizes Membership With San Diego Farm Bureau
Friday October 26, 9:37 am ET

SAN DIEGO, CA--(MARKET WIRE)--Oct 26, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News), a diversified Farming and Nursery company, today became a member of the San Diego Farm Bureau. The Farm Bureau of San Diego County (www.sdfarmbureau.org) is a non-profit organization supported solely by more than 7,000 dues-paying members. Established in 1913, the Farm Bureau serves the needs of the agriculture community through public relations, education and public policy advocacy.

Yan K. Skwara, President and Chief Executive Officer, US Farms, Inc. stated, "We are pleased to announce that we have joined the Farm Bureau of San Diego County. Agriculture ranks as the fifth largest industry in San Diego County and contributes approximately $1.4 billion to the local economy. Agriculture has a total value to the local economy of roughly $5.1 billion. The State of California and the County of San Diego are a large part of the National food supply and enormous contributors to the Federal and State and Local economies. Our membership in this prestigious organization will open many new doors and opportunities for US Farms, Inc. in the agriculture community. As a diversified Farming and Nursery company, we look forward to sharing business and information with other San Diego Farm Bureau members."

About US Farms, Inc.

US Farms, Inc. is a diversified Farming and Nursery company. The company has commenced the production and distribution of horticultural products through a number of subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 ext 101

     Fax: 858-488-2828

     Pan American Relations-Corporate Communications

     Mr. Chuck Cibulka

     858-213-4153

     San Diego County Farm Bureau

     1670 East Valley Parkway

     Escondido, CA 92027

     Voice (760) 745-3023

     Fax (760) 489-6348

Exhibit 99.7

US Farms, Inc. Consumates Membership With Imperial Valley Farm Bureau
Thursday November 1, 9:31 am ET

SAN DIEGO, CA--(MARKET WIRE)--Nov 1, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News), a diversified Farming and Nursery company, announced today it has become a member of the Imperial Valley Farm Bureau. The Farm Bureau of Imperial Valley County (www.icfb.net) is a non-profit organization. Established in 1918, the Farm Bureau serves the needs of the agriculture community through public relations, education and public policy advocacy.

Yan K. Skwara, President and Chief Executive Officer, US Farms, Inc., stated, "We are pleased to announce that we have joined the Farm Bureau of Imperial Valley County where many of our Farming activities are conducted. Our membership in this prestigious organization is our continued movement as we seek to create new opportunities and develop new relationships in the agriculture community specifically in the Imperial Valley. As a diversified Farming and Nursery company, we look forward to sharing business and information with other Imperial Valley Farm Bureau members."

About US Farms, Inc.

US Farms, Inc. is a diversified commercial Farming and Nursery company. The company grows, markets and distributes horticultural products through a number of wholly owned subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with Produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI or USFI.OB.

About Imperial Valley Farm Bureau

Farm Bureau is an independent, non-governmental, voluntary organization of farm and ranch families united for the purpose of analyzing their problems and formulating action to achieve educational improvement, economic opportunity, and social achievement.

The mission of Imperial County Farm Bureau is to promote Imperial Valley agriculture through public relations, education, and issue advocacy in order to support the economic advancement of agriculture balanced with appropriate management of natural resources.

Imperial County Farm Bureau was founded in 1918 as a grass-roots organization of local farmers and ranchers.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 ext 101

     Fax: 858-488-2828

     Email Contact

     Pan American Relations-Investor Relations

     Chuck Cibulka

     619-664-4509

Exhibit 99.8

US Farms, Inc. Announces Upcoming Interview With CEO Yan Skwara on WallSt.net (www.wallst.net)
Monday November 5, 9:33 am ET

SAN DIEGO, CA--(MARKET WIRE)--Nov 5, 2007 -- Yan K. Skwara, Chief Executive Officer of US Farms, Inc. (OTC BB:USFI.OB - News) (www.usfarmsinc.com), will be featured in an exclusive interview with www.wallst.net scheduled for Nov 5, 2007 at 1:00 p.m. PT. The interview will be posted on www.wallst.net shortly after the interview is concluded.

The interview will cover topics including US Farms' market potential, growth initiatives, competitive edge, recent news, and milestones for which investors should watch.

To hear the interview in its entirety, visit http://www.wallst.net and click on "Interviews." The interview can be accessed by locating the company's ticker symbol under the appropriate exchange at the top of the "Interviews" section or by entering the company's ticker symbol in the Search Archive window.

About US Farms, Inc.

US Farms, Inc. is a diversified commercial Farming and Nursery company. The company grows, markets and distributes horticultural products through a number of wholly owned subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with Produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI or USFI.OB.

About WallSt.net:

www.wallst.net is owned and operated by WallStreet Direct, Inc., a wholly owned subsidiary of Financial Media Group, Inc. The Website is a leading provider of timely business news, executive interviews, multimedia content, and research tools. Financial Media Group, Inc. also owns http://www.mywallst.net, a financial social network for investors, Financial Filings Corp., a provider of compliance solutions to publicly traded companies, and WallStRadio, a business and finance podcast Website. For a complete list of our advertisers and advertising relationships, visit http://www.wallst.net/disclaimer/disclaimer.asp.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, our inability to acquire and or build an ethanol production facility, the impact of competitive products, product demand, market acceptance risks, fluctuations in operating results, political risk and other risks detailed from time to time in US Farms, Inc.'s filings with the Securities and Exchange Commission. These risks could cause US Farms, Inc.'s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, US Farms, Inc.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 ext 101

     Fax: 858-488-2828

     Pan American Relations-Investor Relations

     Chuck Cibulka

     619-664-4509

     WallSt.net

     800-4-WALL-ST

Exhibit 99.9

US Farms, Inc. Announces Third Quarter 2007 Financial Results
Monday November 19, 9:29 am ET

Third Quarter Reported Revenue of $2,726,294 and Nine Month Reported Revenue of $6,802,764

SAN DIEGO, CA--(MARKET WIRE)--Nov 19, 2007 -- US Farms, Inc. (OTC BB:USFI.OB - News), a diversified commercial Farming and Nursery company, today announced financial results for the third quarter ending September 30, 2007.

US Farms, Inc. posted revenue of $2,726,294 for the quarter ended September 30, 2007 versus $214,509 for the same period last year. This increase was due mainly the result of revenues generated through the California Produce Exchange business segment. California Produce Exchange distributes a variety of bulk vegetables and fruits to brokers, distributors, food converters and Retail and Wholesale grocery stores.

Gross profit for the quarter was $150,750, or 5.5% of revenues, with a net loss for the period of $1,284,670 or ($.03) loss per basic share. This compares to a gross profit of $20,084, or 9.2% of gross revenues, and a net loss of $1,249,706 or ($.12) loss per basic share, for the same period last year. The increase in the operating loss was due mainly to the costs associated with the startup of World Garlic & Spice, Inc. and US Ag Transportation, Inc., both wholly owned subsidiaries of US Farms, Inc., business development costs, and general and administrative expenses associated with the company's growth strategy.

Yan Skwara, President and Chief Executive Officer, US Farms, Inc., stated, "In the third quarter we achieved key milestones that position the Company for continued accelerating revenue growth for the remainder of fiscal year 2007 and well into 2008."

Third quarter business highlights include:

--  US Farms, Inc. appointed Iraj Shadfar, VP Sales & Marketing directing operations of World Garlic & Spice, Inc. (WGS), a wholly owned subsidiary of US Farms, Inc. WGS will be a major importer and distributor of garlic through its Los Angeles facilities.

--  US Farms, Inc. formed and started operations of a wholly owned subsidiary, US Ag Transportation, Inc., which received a US Department of

    Transportation license and registration for Refrigerated Produce,

    Agriculture and Food transportation nationwide.

--  The Company has successfully raised $3,923,049 year-to-date from private investors as a result of a private placement of restricted common stock and warrants.

US Farms, Inc. posted revenue of $6,802,764 for the nine months ended September 30, 2007 versus $214,509 for the nine months ended September 30, 2006. The Company refocused its business activities in the agricultural sector during the second and third quarter of 2006 and therefore our current operating results are not directly comparable to last year's results. The majority of the increase in revenues during the nine months ended September 30, 2007 was a result of California Produce Exchange's brokering sales of tomatoes, winter asparagus and garlic.

Sales Revenue by business segment for the nine months ended September 30, 2007:

--  California Produce Exchange had sales of $6,124,898. This subsidiary grows and sells asparagus and sources and distributes fresh market tomatoes and other bulk vegetables and fruits to brokers, distributors, food converters and grocery stores.

--  American Aloe Vera Growers had sales of $542,099. This subsidiary farms and sells domestically grown aloe vera potted plants, aloe vera boxed produce and bulk aloe vera leaves to brokers, re-wholesalers and directly to retailers.

--  American Nursery Exchange had sales of $127,046. This subsidiary grows and sells palms, jade, cycads and other potted plants to grocery stores,

    Garden centers, landscapers, home improvement centers and via the

    Internet/mail order.

Gross profit for the nine months ended September 30, 2007 was $920,906, or 13.5% of revenues, with a net loss for the period of $3,981,069 or ($.13) loss per basic share. This compares to a gross profit of $20,084, or 9.2% of revenues, with a net loss of $2,777,615 or ($.30) loss per basic share for the same period last year. The increase in the operating loss was due mainly to the costs associated with the startup of Sammy's Produce, Inc., World Garlic & Spice, Inc. and US Ag Transportation, Inc., all wholly owned subsidiaries of US Farms, Inc.; business development costs and general and administrative expenses associated with the company's growth strategy.

Cash utilized from operations for the first nine months of 2007 was $3,489,504. The cash and marketable securities balance at September 30, 2007 was $284,403. Shareholders' Equity, at September 30, 2007, for the Company improved by $2,818,981 compared with December 31, 2006 due mainly due to capital raises.

Yan Skwara commented, "Through the first three quarters of 2007, achievements have been outstanding. Our growth initiatives, market penetration and expansion will continue. We thank our shareholders for their support and vow to continue to build shareholder value in the future."

About US Farms, Inc.

US Farms, Inc. is a diversified commercial Farming and Nursery company. The company grows, markets and distributes horticultural products through a number of wholly owned subsidiaries. The horticultural products are sold through supermarkets, home centers, retail merchandisers, garden centers, re-wholesalers, and landscapers throughout the United States and Canada. Through internal growth and strategic acquisitions the company is expanding its market share in its nursery and specialty produce businesses. Currently the company has subsidiaries which provide a full range of products including Aloe Vera, Cactus, Succulents, Jade, Rare and Exotic Palm Trees and Cycads along with Produce products that include Aloe Vera, Asparagus, Tomatoes and Garlic.

For more information on US Farms, Inc., please visit http://www.usfarmsinc.com. US Farms, Inc. is publicly traded on the over-the-counter market under the ticker symbol USFI.

Visit US Farms, Inc. Web site at www.usfarmsinc.com.

Safe Harbor

Forward-looking statement: Except for historical information, this press release contains forward-looking statements, which reflect the Company's current expectation regarding future events. These forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from those statements. Those risks and uncertainties include, but are not limited to, changing market conditions and other risks detailed from time to time in the Company's ongoing quarterly filings, annual information form, and annual reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events in this press release might not occur.

Contact:

     Contact:

     US Farms, Inc.

     Yan K. Skwara

     President

     Tel: 858-488-7775 Ext 101 or 800-845-9133

     Fax: 858-488-2828

     Investor Relations

     Chuck Cibulka

     619-664-4509

EXHIBIT 99.10

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Check #1006 I.S.

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE -- GROSS

1. Basic Provisions ("Basic Provisions").

1.1 **Parties:** This Lease ("Lease"), dated for reference purposes only, October 16, 2006 is made by and between 1995 East 20th Street, LLC ("Lessor") and U.S.A. Garlic & Spices, Inc. ("Lessee"), (collectively the "Parties," or individually a "Party").

1.2(a) **Premises:** That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by street address of, 1995 East 20th Street Located in the City of Los Angeles located in the County of Los Angeles State of California, with zip code 90021 as outlined on Exhibit attached hereto ("Premises") and generally described as (describe briefly the nature of the Premises): Approximately 14,500 square feet of Cooler, dry storage and office space within a larger facility of 124,000 square feet

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project".

1.2(b) **Parking:** None reserved vehicle parking spaces (**"Reserved Parking Spaces"**); and one reserved truck parking spaces (collectively **"Reserved Parking Spaces"**) as shown on the attached plan. (See also Paragraph 2.6)

1.3 **Term:** Five (5) years and 0 months ("Original Term") commencing. November 1, 2006 ("Commencement Date") and ending October 31, 2011 ("Expiration Date"). (See also Paragraph 3)

1.4 **Early Possession:** ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5 **Base Rent:** $ 15,000.00 per month ("Base Rent"), payable on the First (1st) day of each month commencing. November 1, 2006 (See also Paragraph 4)

1.6 **Options to renew:** Lessor grants Lessee Two – Five year options to renew with an increase of rent of 10% for each renewal. Notice for each of these options must be given at least 90 days prior to each lease expiration

1.7 **Base Rent and other Monies Paid Upon Execution:**

(a) **Rent:** $ 15,000.00 for the period November 1-December 31, 2006. Lessor is giving Lessee one free month of rent for Tenant improvement allowance.

(b) **Common Area Operating Expenses:** $ n/a for the period

(c) **Security Deposit:** $ 30,000.00 ("Security Deposit"). (See also Paragraph 5)

(d) **Lessee will pay $10,000.00 upon signing of this Lease and will pay the additional balance due of $15,000.00 on November 1, 2006 and $15,000.00 on December 1, 2006. If either of these payments are 1 day late, there will be a late fee of $3,000 accessed.**

1.8 **Agreed Use:** Produce Warehouse and related business (See also Paragraph 6)

1.9 **Insuring Party:** Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

1.10 Lessee will be completely responsible for the maintenance of the refrigeration system for the two coolers, including a monthly preventative maintenance contract. Lessee must supply Lessor with proper insurance, contract and certification documentation from the licensed refrigeration contractor. Lessor needs to approve in advance any changes that are ~~to be made~~ to Lessor's refrigeration equipment, prior to any work commencing.

I.S. DW 1.10A. LESSEE WILL PAY ~~AN INCREASED~~ RENT OF $16,000.00/MONTH FOR 60 MONTHS IN EXCHANGE FOR LESSOR PAYING $60,000.00 TOWARDS THE UPGRADE OF REFRIGERATION. BOTH PARTIES UNDERSTAND THAT THIS IS ONLY A PORTION OF THE TOTAL COST OF THE UPGRADE. LESSEE IS RESPONSIBLE TO PAY FOR THE BALANCE OF THIS EXPENSE.

I.S. DW 1.10B. - LESSOR WILL INSTALL CHAIN LINK FENCE IN NORTH EAST CORNER OF SPACE OR GIVE LESSEE AN EQUAL CREDIT TO ERECT THEIR OWN FENCE.

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1.11 **Guarantor.** The obligations of the Lessee under this Lease are to be guaranteed by IRADJE SHADFAR ("Guarantor"). (See also Paragraph 37.)

1.12 **Addenda and Exhibits.** Attached hereto is an Addendum or Addenda consisting of Paragraphs _________ through _________ and Exhibits _________ through _________, all of which constitute a part of this Lease.

2. **Premises.**

2.1 **Letting.** Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less.

2.2 **Condition.** Lessor shall deliver that portion of the Premises contained within the Building (**"Unit"**) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (**"Start Date"**), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (**"HVAC"**), loading doors, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7).

2.3 **Compliance.** Lessor warrants that the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (**"Applicable Requirements"**). Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a).) made or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (**"Capital Expenditure"**), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Lessee as Prior Owner/Occupant.** The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 **Vehicle Parking.** Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called **"Permitted Size Vehicles."** Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor.

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

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in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 **Common Areas - Definition.** The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Lessee's Rights.** Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 **Common Areas - Rules and Regulations.** Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (**"Rules and Regulations"**) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes.** Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. **Term.**

3.1 **Term.** The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 **Early Possession.** If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 **Delay In Possession.** Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 **Lessee Compliance.** Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. **Rent.**

4.1. **Rent Defined.** All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (**"Rent"**).

4.2 **Common Area Operating Expenses.** Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6.) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) **"Common Area Operating Expenses"** are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

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(vi) Any "Insurance Cost Increase" (as defined in Paragraph 8).
(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.
(viii) The cost of any Capital Expenditure to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such Capital Expenditure over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such Capital Expenditure in any given month.
(ix) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within 10 days after a reasonably detailed statement of actual expenses is presented to Lessee. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12 month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during the preceding year exceed Lessee's Share as indicated on such statement, Lessor shall credit the amount of such over-payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during the preceding year were less than Lessee's Share as indicated on such statement, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) When a capital component such as the roof, foundations, exterior walls or a Common Area capital improvement, such as the parking lot paving, elevators, fences, etc. requires replacement, rather than repair or maintenance, Lessor shall, at Lessor's expense, be responsible for such replacement. Such expenses and/or costs are not Common Area Operating Expenses.

4.3 **Payment.** Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25.

5. **Security Deposit.** Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6. **Use.**

6.1 **Use.** Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.

6.2 **Hazardous Substances.**

(a) **Reportable Uses Require Consent.** The term **"Hazardous Substance"** as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. **"Reportable Use"** shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems

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the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor.** If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation.** Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) **Lessee Indemnification.** Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) **Lessor Indemnification.** Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations.** Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) **Lessor Termination Option.** If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

6.3 **Lessee's Compliance with Applicable Requirements.** Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 **Inspection; Compliance.** Lessor and Lessor's "Lender" (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination.

7. **Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.**

7.1 **Lessee's Obligations.**

(a) **In General.** Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) **Service Contracts.** Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

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after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly reimburse Lessor for the cost thereof.

(d) **Replacement.** Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance at a rate that is commercially reasonable in the judgment of Lessor's accountants. Lessee may, however, prepay its obligation at any time.

7.2 **Lessor's Obligations.** Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions.** The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term **"Trade Fixtures"** shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term **"Alterations"** shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. **"Lessee Owned Alterations and/or Utility Installations"** are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent.** Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Indemnification.** Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership.** Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal.** By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) **Surrender; Restoration.** Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. **Insurance; Indemnity.**

8.1 **Payment of Premium Increases.**

(a) As used herein, the term **"Insurance Cost Increase"** is defined as any increase in the actual cost of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), ("Required Insurance"), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or

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occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the **"Base Premium."** The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).

(b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.

8.2 **Liability Insurance.**

(a) **Carried by Lessee.** Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000, an "Additional Insured-Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an **"insured contract"** for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) **Carried by Lessor.** Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements.** Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.

(b) **Rental Value.** Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (**"Rental Value insurance"**). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) **Adjacent Premises.** Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) **Lessee's Improvements.** Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 **Lessee's Property; Business Interruption Insurance.**

(a) **Property Damage.** Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) **Business Interruption.** Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) **No Representation of Adequate Coverage.** Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies.** Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 30 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 **Waiver of Subrogation.** Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity.** Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 **Exemption of Lessor from Liability.** Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the

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Premises or upon other portions of the Building, or from other sources or places, or from any other tenant of Lessor nor from the failure of Lessor to enforce the provisions of any other lease in the Project. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9. **Damage or Destruction.**

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 **Partial Damage - Insured Loss.** If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction.** Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term.** If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6 **Abatement of Rent; Lessee's Remedies.**

(a) **Abatement.** In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) **Remedies.** If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments.** Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable

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Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 **Waive Statutes.** Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10. **Real Property Taxes.**

10.1 **Definitions.**

(a) **"Real Property Taxes."** As used herein, the term **"Real Property Taxes"** shall include any form of assessment; real estate, general special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project or any portion thereof or a change in the improvements thereon.

(b) **"Base Real Property Taxes."** As used herein, the term **"Base Real Property Taxes"** shall be the amount of Real Property Taxes, which are assessed against the Premises, Building, Project or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 **Payment of Taxes.** Lessor shall pay the Real Property Taxes applicable to the Project, and except as otherwise provided in Paragraph 10.3, any increases in such amounts over the Base Real Property Taxes shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 **Additional Improvements.** Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.4 **Joint Assessment.** If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 **Personal Property Taxes.** Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. **Utilities.** Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs.

12. **Assignment and Subletting.**

12.1 **Lessor's Consent Required.**

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, **"assign or assignment"**) or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

(b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. **"Net Worth of Lessee"** shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the

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intended use and/or required modification of the [illegible] portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

12.3 **Additional Terms and Conditions Applicable to Subletting.** The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. **Default; Breach; Remedies.**

13.1 **Default; Breach.** A **"Default"** is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion

(e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a **"debtor"** as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 **Remedies.** If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the

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amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Inducement Recapture.** Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as **"Inducement Provisions"**, shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges.** Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest.** Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (**"Interest"**) charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 4%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 **Breach by Lessor.**

(a) **Notice of Breach.** Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. **Condemnation.** If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively **"Condemnation"**), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee's Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. **Brokerage Fees.**

15.1 **Additional Commission.** In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.

15.2 **Assumption of Obligations.** Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be

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collecting any brokerage fee owed.

15.3 **Representations and Indemnities of Broker Relationships.** Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. **Estoppel Certificates.**

(a) Each Party (as **"Responding Party"**) shall within 10 days after written notice from the other Party (the **"Requesting Party"**) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current **"Estoppel Certificate"** form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. **Definition of Lessor.** The term **"Lessor"** as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6.2 above.

18. **Severability.** The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. **Days.** Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. **Limitation on Liability.** Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. **Time of Essence.** Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. **No Prior or Other Agreements; Broker Disclaimer.** This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23. **Notices.**

23.1 **Notice Requirements.** All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice.** Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 48 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. **Waivers.** No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of

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and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. **Disclosures Regarding The Nature of a Real Estate Agency Relationship.**

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) Lessee's Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent's duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to any breach of duty, error or omission relating to this Lease shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Buyer and Seller agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

26. **No Right To Holdover.** Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. **Cumulative Remedies.** No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. **Covenants and Conditions; Construction of Agreement.** All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. **Binding Effect; Choice of Law.** This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. **Subordination; Attornment; Non-Disturbance.**

30.1 **Subordination.** This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, **"Security Device"**), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as **"Lender"**) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment.** Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 **Non-Disturbance.** With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a **"Non-Disturbance Agreement"**) from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee's option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 **Self-Executing.** The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement

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31. **Attorneys' Fees.** If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. **Lessor's Access; Showing Premises; Repairs.** Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary **"For Sale"** signs and Lessor may during the last 6 months of the term hereof place on the Premises any ordinary **"For Lease"** signs. Lessee may at any time place on the Premises any ordinary **"For Sublease"** sign.

33. **Auctions.** Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. **Signs.** Except for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. **Termination; Merger.** Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. **Consents.** Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. **Guarantor.**

37.1 **Execution.** The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2 **Default.** It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. **Quiet Possession.** Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. **Options.** If Lessee is granted an option, as defined below, then the following provisions shall apply.

39.1 **Definition. "Option"** shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 **Options Personal To Original Lessee.** Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 **Multiple Options.** In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee 3 or more notices of separate Default during any 12 month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. **Security Measures.** Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other

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security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. **Reservations.** Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. **Performance Under Protest.** If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

43. **Authority.** If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within 30 days after request, deliver to the other party satisfactory evidence of such authority.

44. **Conflict.** Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. **Offer.** Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. **Amendments.** This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. **Multiple Parties.** If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

48. **Waiver of Jury Trial.** The Parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Property or arising out of this Agreement.

49. **Mediation and Arbitration of Disputes.** An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. **SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.**
2. **RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.**

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

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The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Kona Hi

on: 10-24-06

By LESSOR:

1995 East 20th Street, LLC

By:

Name Printed: Doug Weitman

Title: President

Address: 3727 Serra Road, Malibu, CA 90265

Telephone: 818-884-1245

Facsimile: 888-675-0565

Federal ID No.

Executed at: Los Angles

on: 10.20.06

By LESSEE:

U.S.A Garlic & Spices, Inc.

By:

Name Printed: [redacted] XUE-HUI BAI

Title: President

Address: 9874 Telstar Ave, Unit H, El Monte, CA 91731

Telephone: 818-620-9060

Facsimile: 323-264-6633

Federal ID No. [redacted] 20-4401268

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AIR

AIR COMMERCIAL REAL ESTATE ASSOCIATION

GUARANTY OF LEASE

WHEREAS, 1995 East 20th Street, LLC, hereinafter "Lessor", and USA Global + Sales Inc, hereinafter "Lessee", are about to execute a document entitled "Lease" dated October 16 2006 concerning the premises commonly known as 1995 E. 20th St. wherein Lessor will lease the premises to Lessee, and

WHEREAS, Iradje Shadfar hereinafter "Guarantors" have a financial interest in Lessee, and

WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

NOW THEREFORE, in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

The term "Lessor" refers to and means the Lessor named in the Lease and also Lessor's successors and assigns. So long as Lessor's interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term "Lessee" refers to and means the Lessee named in the Lease and also Lessee's successors and assigns.

In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the AIR Commercial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at: Woodland Hills
On: 10-20-06
Address:

[signature] Shadfar
"GUARANTORS"

G-18/AIR2.01 (Guaranty of Lease 2004)

22564 Uhea road
Woodland hills CA 91364

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©1996 - AIR COMMERCIAL REAL ESTATE ASSOCIATION

FORM GR-1-12/96E